UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.                    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement

☐ Confidential, for Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERCO

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

☐  Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PROXY

AMERCO

ANNUAL MEETING DATE:

September 24, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S

BOARD OF DIRECTORS

     John M. Dodds is hereby appointed proxy, with full power of substitution, to vote all shares of stock which I am (we are) entitled to vote at the AMERCO 2004 Annual Meeting of Stockholders, and at any adjournment thereof.

     1. Election of Directors:

     ☐ For all Nominees listed below except as marked to the contrary below

     ☐ Withhold Authority to vote for all Nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike line through the nominee’s name below.)

     CLASS II (term expires 2008) Edward J. Shoen, M. Frank Lyons

     2. Shareholder Proposal:

     ☐ For the Shareholder Proposal Regarding Independent Directors

     ☐ Against the Shareholder Proposal Regarding Independent Directors

     This proxy, when properly executed, will be voted as specified above. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature(s)                     Dated

     Please sign exactly as your name appears. Joint owners should both sign. Fiduciaries, attorneys, corporate officers, etc., should state their capacities.

ELECTION OF DIRECTORS
OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS
DIRECTOR NOMINATION PROCESS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
BOARD REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
EXECUTIVE OFFICERS OF THE COMPANY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EMERGENCE FROM CHAPTER 11
DERIVATIVE ACTION
SHAREHOLDER PROPOSAL
RELATIONSHIP WITH INDEPENDENT AUDITORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
EXHIBIT A
EXHIBIT B

AMERCO

1325 AIRMOTIVE WAY, SUITE 100

RENO, NEVADA 89502-3239

NOTICE AND PROXY STATEMENT*
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, SEPTEMBER 24, 2004

TO THE STOCKHOLDERS:

     The 2004 Annual Meeting of the Stockholders of AMERCO (the “Company”) will be held at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502, on Friday, September 24, 2004, at 11:00 a.m. (local time) to (1) elect two Class II Directors to serve until the 2008 Annual Meeting of Stockholders; (2) vote on one shareholder proposal; and (3) consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on July 29, 2004 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment(s) thereof.

     A copy of the Company’s Annual Report for the year ended March 31, 2004 is enclosed, but is not deemed to be part of the official proxy soliciting materials.

     Subject to applicable law, if any other matters properly come before the meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment. The Company’s management cordially invites you to attend the meeting. In fairness to all stockholders, and in the interest of an orderly meeting, we ask all stockholders attending the meeting to observe the annual meeting procedures attached hereto as Exhibit A.

By order of the Board of Directors,

Gary V. Klinefelter Secretary

     STOCKHOLDERS ARE URGED TO SIGN, DATE, AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

*Approximate date of mailing to stockholders: August 26, 2004

AMERCO

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 24, 2004

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AMERCO, a Nevada corporation (the “Company”), for use at the 2004 Annual Meeting of Stockholders to be held on Friday, September 24, 2004 at 11:00 a.m. at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502 (the “Meeting”), and at any adjournment or adjournments thereof. The AMERCO Board of Directors is soliciting proxies.

     Only stockholders of record at the close of business on July 29, 2004 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 21,284,604 shares of its Common Stock, $0.25 par value, and 5,662,496 shares of its Series A Common Stock, $0.25 par value (collectively, the “Common Stock”).

     One-third of the outstanding shares entitled to vote and to be represented in person or by proxy at the Meeting will constitute a quorum for the conduct of business. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Except as otherwise stated herein, provided a quorum is present, the affirmative vote of the holders of a majority of the shares entitled to vote on the matter is required to approve any matter.

     Each stockholder is entitled to one vote per share of Common Stock for the election of directors and on all other matters that may properly be brought before the Meeting. If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. If a proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted for the director nominees named herein. Any stockholder giving the enclosed form of proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company a document revoking the proxy or by submitting a proxy bearing a later date. The revocation of the proxy will not affect any vote taken prior to such revocation. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about August 26, 2004.

     The solicitation of all proxies will be made primarily by mail and the cost of such solicitation will be borne by the Company. The Company will reimburse fiduciaries, nominees, and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners. Proxies may be solicited by telephone, telegraph, facsimile transmission, and in person by employees of the Company.

     Subject to applicable law, if any other matters properly come before the Meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment.

ELECTION OF DIRECTORS

     The Company’s Board of Directors consists of eight directors. The Company’s Articles of Incorporation provide for the division of the Board of Directors into four classes, designated Class I, Class II, Class III, and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. The term of each directorship is four years and the terms of the four classes are staggered in a manner so that in most cases only one class is elected by the stockholders annually.

     At the Meeting, two Class II directors will be elected to serve until the 2008 Annual Meeting of Stockholders. It is the intention of the individual named in the enclosed form of proxy to vote for the two nominees named below unless instructed to the contrary. However, if any nominee named herein becomes unavailable to serve at the time of election (which is not anticipated), and, as a consequence, other nominees are designated, the person named in the proxy or other substitutes shall have the discretion or authority to vote or refrain from voting in accordance with his judgment with respect to other nominees. The two Class II director nominees receiving the largest number of votes in favor of their election will be elected as Class II directors.

     Directors are elected by a plurality of the shares represented at the meeting, in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Votes may be cast FOR all nominees, WITHHOLD for all nominees, or WITHHOLD as to specific nominees. The two Class II nominees who receive the greatest number of votes cast FOR the election of such nominees shall be elected as directors. As a result, any vote other than a vote FOR the nominee will have the practical effect of voting AGAINST the nominee. An abstention will have the same effect as voting WITHHELD for election of directors, and a broker non-vote will not be treated as voting in person or by proxy on the proposal.

Nominees For Election As Class II Directors

     The independent directors have approved the nomination of the following individuals to serve until the 2008 Annual Meeting:

Edward J. Shoen
M. Frank Lyons

     EDWARD J. SHOEN, 55, has served as a Director and Chairman of the Board of the Company since 1986, as President since 1987, as a Director of U-Haul International, Inc. (“U-Haul”) since 1990, and as the President of U-Haul since 1991. Mr. Shoen has been associated with the Company since 1971.

     M. FRANK LYONS, 68, was elected to the Board in 2002. Mr. Lyons served in various positions with the Company from 1959 until 1991, including 25 years as the president of Warrington Manufacturing. From 1991 until his retirement in 2000 he was president of Evergreen Realty, Inc.

Directors Continuing In Office

Class	Name	Term Expires
Class III	John M. Dodds	2005
Class III	James P. Shoen	2005
Class IV.	William E. Carty	2006
Class IV.	Charles J. Bayer	2006
Class I	John P. Brogan	2007
Class I	James J. Grogan	2007

     JOHN M. DODDS, 67, has served as a Director of the Company since 1987 and Director of U-Haul since 1990. Mr. Dodds has been associated with the Company since 1963. He served in regional field operations until 1986 and served in national field operations until 1994. Mr. Dodds retired from the Company in 1994.

     JAMES P. SHOEN, 44, has served as a director of the Company since 1986 and was Vice President of the Company from 1989 to November 2000. Mr. Shoen has been associated with the Company since 1976. He served from 1990 to November 2000 as Executive Vice President of U-Haul. He is currently Vice President of Amerco Business Consultants, a subsidiary of the Company.

     WILLIAM E. CARTY, 77, has served as a Director of the Company since 1987 and as a Director of U-Haul since 1986. He has been associated with the Company since 1946. He has served in various executive positions in most areas of the Company. Mr. Carty retired from the Company in 1987.

     CHARLES J. BAYER, 64, has served as a Director of the Company since 1990 and has been associated with the Company since 1967. He has served in various executive positions and served as President of Amerco Real Estate Company until his retirement in October 2000.

     JOHN P. BROGAN, 60, has served as a Director of the Company since August 1998 and has served as the Chairman of Muench-Kreuzer Candle Company since 1980. He has been involved with various companies including a seven-year association with Alamo Rent-A-Car that ended in 1986.

     JAMES J. GROGAN, 50, has served as a Director of the Company since August 1998 and is the CEO of Loreto Bay Company. He was President of G.W. Holdings, a diversified investment company, from 2001 to 2002. Throughout 1999 and 2000, he served as President and CEO of Sterling Financial Corporation, a Toronto Stock Exchange company focused on real estate investments.

Director Qualification and Independence

     The Independent Governance Committee has evaluated each director’s independence. Nasdaq requires that at least a majority of the Board of Directors be independent. In order to be considered independent, a director cannot be an officer or employee of the Company or its subsidiaries or any other person that in the opinion of the Board of Directors has a relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     Based on its evaluation, the Independent Governance Committee has recommended to the Board of Directors that M. Frank Lyons, John M. Dodds, William E. Carty, Charles J. Bayer, John P. Brogan and James J. Grogan are independent. The full Board of Directors, based in part on the recommendation of the Independent Governance Committee, has determined that the directors listed in this paragraph are independent pursuant to Nasdaq’s independence requirements.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

     The full Board of Directors of the Company met 13 times during the fiscal year ended March 31, 2004. Each director attended at least 75% of the meetings of the full Board of Directors and of the committees on which he served. One or more of the directors are expected to attend the Meeting. All directors attended our 2003 annual meeting, which was held on November 7, 2003.

     The annual fee for all services as a director of the Company prior to June 4, 2003 was $26,400. Effective on that date, the annual fee was increased to $50,000. Audit Committee members receive a $50,000 annual fee, Executive Finance Committee and Compensation Committee members receive a $20,000 annual fee, and Independent Governance Committee members receive a $50,000 annual fee. These amounts are paid in equal monthly installments.

     The Board of Directors has appointed the following standing committees: Audit Committee, Compensation Committee, Executive Finance Committee, and Independent Governance Committee. The Company does not have a nominating committee. The responsibility for director nominations is vested in the independent members of the board. The Board does not believe that a nominating committee is necessary because every independent director (as determined by Nasdaq’s rules) participates in the nominating process. The Board of Directors has adopted a resolution addressing the nominations process and related matters. Our process is described in this Proxy Statement under the heading “Director Nomination Process.” Listed below is a summary of the Company’s four committees and the membership of those committees.

     Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities as to financial reporting, audit functions and risk management. The Audit Committee monitors the financial information that is provided to stockholders and others, the independence and performance of the Company’s independent auditors and internal audit department and the systems of internal control established by management and the Board of Directors. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The Audit Committee is composed of John P. Brogan, James J. Grogan and John M. Dodds and met seven times during the fiscal year ended March 31, 2004. Messrs. Brogan, Grogan and Dodds are considered “independent” pursuant to the Nasdaq listing standards.

     Executive Finance Committee. The Executive Finance Committee is authorized to act on behalf of the Board of Directors in approving any transaction involving the finances of the Company. The Committee has the authority to give final approval for the borrowing of funds on behalf of the Company without further action or approval of the Board of Directors. The Executive Finance Committee is comprised of Edward J. Shoen, John P. Brogan and Charles J. Bayer.

     Compensation Committee. The Compensation Committee reviews the Company’s executive compensation plans and policies, including benefits and incentives, to ensure that they are consistent with the goals and objectives of the Company. The Committee reviews and makes recommendations to the Board of Directors regarding management recommendations for changes in executive compensation and monitors management plans and programs for the retention, motivation and development of senior management. The Compensation Committee met three times during the fiscal year ending March 31, 2004. The Compensation Committee is comprised of John P. Brogan and James J. Grogan, independent directors of the Company.

     Independent Governance Committee. In 2003, the Company’s Board of Directors approved the formation of an Independent Governance Committee. The Independent Governance Committee is co-chaired by two independent members of the Board, James J. Grogan and John P. Brogan. Thomas W. Hayes, the former State Treasurer of California, and Paul A. Bible, a partner in the Reno-based law firm of Bible, Hoy & Trachok, are also members of this committee. Neither Mr. Hayes nor Mr. Bible is a member of the Company’s Board of Directors. The Independent Governance Committee monitors and evaluates the Company’s corporate governance principles and standards and proposes to the Board any modifications which are deemed appropriate for sound corporate governance. In addition, this committee reviews potential candidates for Board membership. The committee may review other matters as referred to it by the Board. The committee has the authority to and a budget from which to retain professionals. Committee membership is for a term of one year and each member is determined by the Board to be free of any relationship that would interfere with his exercise of independent judgment as member of this committee.

     Mr. Hayes was president of Metropolitan West Financial Inc, a diversified financial management company with over $60 billion in managed funds. He has also served as the State Treasurer of California, California’s Director of Finance, and was responsible for overseeing the successful restructuring of Orange County’s investment pool, following that county’s Chapter 11 filing.

     Mr. Bible currently serves as the Chairman of the Compliance Committee for H Group Holding, Inc., the holding company of Hyatt Corporation. He also serves as Chairman of the Compliance Committee for Jacobs Entertainment, Inc., the holding company of Black Hawk Gaming & Development Company, Inc. He is the former Chairman of the Board of Trustees of the University of Nevada, Reno Foundation, and is the former Chairman of the Nevada Gaming Commission.

     Advisory Board Members. In addition to the four committees described above, in 2003, the Board of Directors authorized the inclusion of “advisory” Board members. Advisory Board members do not officially vote, but are given full and complete access to the affairs of the Board, including all meetings and votes of the Board and are treated in all other respects as a Board member. The Board has authorized up to two advisory Board members who shall serve at the will of the Board.

     In 2003, the Board of Directors appointed Michael L. Gallagher as a member of the Advisory Board. Mr. Gallagher is a senior partner in the law firm Gallagher & Kennedy. Mr. Gallagher is also a director of Pinnacle West Capital Corporation and the Omaha World Herald Company.

     In 2004, the Board of Directors appointed Dan Mullen as a member of the Advisory Board. Mr. Mullen was Vice President, Treasurer and Principle Financial Officer of Talley Industries, Inc., a multi-industry conglomerate. He also served as Vice President of Finance for Southwest Pipe and Supply Company. Mr. Mullen was associated with U-Haul from 1968-1982.

     See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions” for additional information relating to the directors.

DIRECTOR NOMINATION PROCESS

     Director Qualifications. Persons nominated to the Board should have personal integrity and high ethical character. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees. In selecting nominees for director, the Board will assure that:

     •      at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee; and

     •      at least one of the directors qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission.

     Identifying Director Candidates. The Board utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Board has a policy of re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership and whom the independent directors believe continue to make important contributions to the Board and who consent to continue their service on the Board.

     In filing vacancies of the Board, the independent directors will solicit recommendations for nominees from the persons the independent directors believe are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The independent directors may also engage a professional search firm to assist in identifying qualified candidates.

     In evaluating potential nominees, the independent directors will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the minimum qualifications required by the Board for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

     The independent directors may interview any proposed candidate and may solicit the views about the candidate’s qualifications and suitability from the Company’s chief executive officer and other senior members of management.

     The independent directors will make its selections based on all the available information and relevant considerations. The independent directors’ selection will be based on who, in the view of the independent directors, will be best suited for membership on the Board.

     In making its selection, the independent directors will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the independent directors may consider, as one of the factors in their evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The independent directors may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

     Stockholder Nominees. The policy of the Board of Directors is to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below. The evaluation process for such nominations is overseen by our independent directors. In evaluating such nominations, the independent directors seek to achieve qualified directors that can represent fairly and equally all stockholders of the Company and based on the membership qualifications and criteria described above. Any stockholder nominations for consideration by the independent directors should be mailed or delivered to the Company’s Secretary at 2727 N. Central Avenue, Phoenix, Arizona 85004. Email submissions will not be considered. The recommendation must be accompanied by the following information about the stockholder:

     •      the stockholder’s name and address, including telephone number;

     •      the number of shares of the Company’s stock owned by the recommending stockholder and the time period for which such shares have been held;

     •      if the recommending stockholder is not a shareholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time the that the shares have been held; and

     •      a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the next annual meeting at which the candidate would be elected.

     If the recommendation is submitted by a group of two or more stockholders, the above information must be submitted with respect to each stockholder in the group. The recommendation must be received by the Company not later than 120 days prior to the first anniversary of the date of the proxy statement for prior annual meeting, except in the event that the date of the annual meeting for the current year is more than 30 days following the anniversary date of the annual meeting for the prior year, the submission will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company’s proxy statement for the annual meeting for the current year. The recommendation must be accompanied by a consent of the proposed nominee to be interviewed by the independent directors and other Board members and to serve as director of the Company.

     The recommendation must also contain information about the proposed nominee, including:

     •      the proposed nominee’s name and address;

     •      the information required by Items 401, 403 and 404 of SEC Regulation S-K (generally providing for disclosure of arrangements or understandings regarding the nomination, the business experience of the proposed nominee, legal proceedings involving the proposed nominee, the proposed nominee’s ownership of securities of the Company, and transactions and relationships between the proposed nominee and the Company);

     •      a description of all relationships between the proposed nominee and any of the Company’s competitors, customers, supplies, labor unions or other persons with special interests regarding the Company;

     •      the qualifications of the proposed nominee;

     •      a statement from the recommending stockholder that in his or her view, the nominee, if elected, would represent all the stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

     The Secretary will forward all recommendations to the independent directors. The acceptance a recommendation from a stockholder does not imply that the independent directors will recommend to the Board of Directors the nomination of the stockholder recommended candidate. In addition, the Company’s bylaws permit stockholders to nominate directors at an annual meeting and nothing in the above procedures is intended to conflict with the provisions of our bylaws governing nominations by stockholders.

     This information contained in this proxy about our nominations process is just a summary. A complete copy of the policies and procedures with respect to stockholder director nominations can be obtained from the Company, free of charge, by writing to our Secretary at the address listed above.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Interested persons may communicate with the Board of Directors, by writing to our corporate Secretary at 2727 N. Central Avenue, Phoenix, Arizona 85004. All such communications, or summaries thereof, will be relayed to the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

     To the best of the Company’s knowledge, the following table lists, as of July 31, 2004 the beneficial ownership of the Company’s equity securities and the percentage of net payments received by such persons during the 2004 fiscal year in respect of fleet-owner contracts issued by U-Haul of (1) each director and director nominee of the Company, of each executive officer named on page 9, and of all directors and executive officers of the Company as a group; and (2) those persons who beneficially own more than five percent (5%) of the Company’s Common Stock.

	Shares of Common			Percentage of Net
Name and Address of	Stock Beneficially		Percentage of	Fleet Owner
Beneficial Owner	Owned		Common Stock Class	Contract Payments
Edward J. Shoen (1)	3,487,722	(2)	16.4	.001
Chairman of the Board, President, Director and Director Nominee 2727 N. Central Ave Phoenix, AZ 85004

Mark V. Shoen (1)	3,352,248	(2)	15.3	N/A
President, U-Haul Phoenix Operations 2727 N. Central Ave Phoenix, AZ 85004

James P. Shoen (1)	1,950,008	(2)	9.2	N/A
Director 1325 Airmotive Way Reno, NV 89502

Sophia M. Shoen	1,346,668	(2)	6.3	N/A
5104 N. 32nd Street Phoenix, AZ 85018

The ESOP Trust (2)	2,203,681		10.8	N/A
2727 N. Central Ave Phoenix, AZ 85004

	Shares of Common			Percentage of Net
Name and Address of	Stock Beneficially	Percentage of		Fleet Owner
Beneficial Owner	Owned	Common Stock Class		Contract Payments
John M. Dodds	0	0		N/A
Director 2727 N. Central Ave Phoenix, AZ 85004

William E. Carty (1)	0	0		N/A
Director 2727 N. Central Ave Phoenix, AZ 85004

Charles J. Bayer	2,186	*	*	.001
Director 2727 N. Central Ave Phoenix, AZ 85004

John P. Brogan	6,000	*	*	N/A
Director 2727 N. Central Ave Phoenix, AZ 85004

James J. Grogan	2,605	*	*	N/A
Director 2727 N. Central Ave Phoenix, AZ 85004

M. Frank Lyons	300	*	*	N/A
Director and Director Nominee 2727 N. Central Ave Phoenix, AZ 85004

Gary V. Klinefelter	3,513	*	*	N/A
Secretary and General Counsel 2727 N. Central Ave Phoenix, AZ 85004

Gary B. Horton	2,657	*	*	N/A
Treasurer of AMERCO and Assistant Treasurer of U-Haul

	Shares of Common		Percentage of Net
Name and Address of	Stock Beneficially	Percentage of	Fleet Owner
Beneficial Owner	Owned	Common Stock Class	Contract Payments
Ronald C. Frank	2,592	* *	.002
Executive V.P. Field Operations of U-Haul 2727 N. Central Ave Phoenix, AZ 85004

Officers and Directors	8,720,863	41.0	.004
as a group (17 persons) (1)

**The percentage of the referenced class beneficially owned is less than one percent.

(1)	Edward J. Shoen, Mark V. Shoen, James P. Shoen, and William E. Carty beneficially own 16,300 shares (0.26 percent), 16,700 shares (0.27 percent), 31,611 shares (0.51 percent), and 12,000 shares (0.19 percent) of the Company’s Series A 8½% Preferred Stock, respectively. The executive officers and directors as a group beneficially own 77,611 shares (1.27 percent) of the Company’s Series A 8½% Preferred Stock.

(2)	The complete name of the ESOP Trust is the ESOP Trust Fund for the AMERCO Employee Savings and Employee Stock Ownership Trust. The ESOP Trustee, which consists of three individuals without a past or present employment history or business relationship with the Company, is appointed by the Company’s Board of Directors. Under the ESOP, each participant (or such participant’s beneficiary) in the ESOP directs the ESOP Trustee with respect to the voting of all Common Stock allocated to the participant’s account. All shares in the ESOP Trust not allocated to participants are voted by the ESOP Trustee. As of March 31, 2004, of the 2,303,681 shares of Common Stock held by the ESOP Trust, 1,577,101 shares were allocated to participants and 726,580 shares remained unallocated. The number of shares reported as beneficially owned by Edward J. Shoen, Mark V. Shoen, James P. Shoen, Paul F. Shoen, and Sophia M. Shoen include Common Stock held directly by those individuals and 3,694, 3,690, 3,648, 779 and 196 shares of Common Stock, respectively, allocated by the ESOP Trust to those individuals. Those shares are also included in the number of shares held by the ESOP Trust.

     To the best of the Company’s knowledge, there are no arrangements giving any stockholder the right to acquire the beneficial ownership of any shares owned by any other stockholder.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows the annual compensation paid to (1) the Company’s chief executive officer; and (2) the four most highly compensated executive officers of the Company, other than the chief executive officer.

Summary Compensation Table

		Annual Compensation
				All Other
Name and Principal		Salary	Bonus	Compensation
Position	Year	($)(1)	($)	($)(2)
Edward J. Shoen	2004	467,307	3,000	1,987
Chairman of the	2003	503,708	—	334
Board and	2002	503,708	—	1,311
President of AMERCO and U- Haul

Mark V. Shoen	2004	623,076	3,000	1,987
President of U-Haul	2003	617,308	—	334
Phoenix Operations	2002	623,077	—	1,311

Ronald C. Frank	2004	240,852	198,805	1,987
Executive V.P.	2003	237,995	15,704	334
U-Haul Field	2002	188,471	—	1,311
Operations

Gary B. Horton	2004	242,308	46,380	1,987
Treasurer of	2003	242,308	40,000	334
AMERCO and	2002	233,655	40,000	1,311
Assistant Treasurer of U-Haul

Gary V. Klinefelter	2004	285,581	3,000	1,987
Secretary and	2003	251,738	55,000	334
General Counsel of	2002	222,547	67,000	1,311
AMERCO and U- Haul

(1)	Includes annual fees paid to Directors of the Company and U-Haul.

(2)	Represents the value of Common Stock allocated under the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

BOARD REPORT ON EXECUTIVE COMPENSATION

     While the Company has established a Compensation Committee, the entire Board of Directors reviewed and determined the amount of compensation paid to the Chairman of the Board and President for fiscal 2004. The determination was subjective and not subject to a specific criteria. Although the Board of Directors had primary authority with respect to compensation decisions for the Company’s other executive officers during fiscal 2004, the Chairman of the Board and President has historically and continued to make these decisions with the counsel of individual Board members, subject to the ability of the full Board to revise or override these decisions. Executive compensation was set at levels designed to retain the Company’s executive officers and was based on subjective factors such as his perception of each officer’s performance and changes in functional responsibility.

     In addition to its involvement in executive compensation matters as described above, the Board of Directors determines the amount, if any, of the Company’s contribution pursuant to the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

John P. Brogan	James J. Grogan

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (“Audit Committee”) is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy at Exhibit B. Each member of the Audit Committee meets the independence requirements of Nasdaq and the Securities Exchange Act of 1934.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee reviewed and discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

     Based on the Audit Committee’s discussions with management and the independent accountants and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004 filed with the Securities and Exchange Commission.

John P. Brogan	James J. Grogan	John M. Dodds

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company’s Common Stock for the period March 31, 1999 through March 31, 2004 with the cumulative total return on the Dow Jones Composite Average and the Dow Jones Transportation Average. The comparison assumes that $100 was invested on March 31, 1999 in the Company’s Common Stock and in each of the comparison indices. The graph reflects the closing price of the Common Stock trading on Nasdaq on March 31, 2000, 2001, 2002, 2003, and 2004.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers as of June 30, 2003, were:

Name	Age *	Office
Edward J. Shoen	55	Chairman of the Board, President, and Director
William E. Carty	77	Director
John M. Dodds	67	Director
Charles J. Bayer	64	Director
John P. Brogan	60	Director
James J. Grogan	50	Director
M. Frank Lyons	68	Director
James P. Shoen	44	Director
Gary B. Horton	60	Treasurer of AMERCO and Asst. Treasurer of U-Haul
Gary V. Klinefelter	56	Secretary & General Counsel of AMERCO and U-Haul
Jack A. Peterson	51	Chief Financial Officer of AMERCO and U-Haul
Rocky D. Wardrip	46	Assistant Treasurer of AMERCO
Mark V. Shoen	53	President of U-Haul Phoenix Operations
John C. Taylor	46	Director and Executive V.P. of U-Haul
Ronald C. Frank	63	Executive V.P. of U-Haul Field Operations
Mark A. Haydukovich	47	President of Oxford Life Insurance Company
Carlos Vizcarra	57	President of Amerco Real Estate Company
Richard M. Amoroso	45	President of Republic Western Insurance Company

*	Ages are as of June 30, 2004.

     See “Election of Directors” for information regarding Edward J. Shoen, William E. Carty, Charles J. Bayer, James P. Shoen, John M. Dodds, John P. Brogan, James J. Grogan and M. Frank Lyons.

     Gary B. Horton has served as Treasurer of the Company since 1982 and Assistant Treasurer of U-Haul since 1990. He has been associated with the Company since 1969.

     Gary V. Klinefelter, Secretary of the Company since 1988 and Secretary of U-Haul since 1990, is licensed as an attorney in Arizona and has served as General Counsel of the Company and U-Haul since June 1988. He has been associated with the Company since 1978.

     Jack A. Peterson has served as Chief Financial Officer of AMERCO and U-Haul since June 2004. Prior to joining AMERCO, he was Executive Vice President and Chief Financial Officer of Alliant Foodservice, Inc. (formerly Kraft Foodservice, Inc.) from April 1989 until May 1998. During 2002, Mr. Peterson was Executive Vice President and Chief Financial Officer of Johnston-Keay Laboratories. During 2003 and until joining AMERCO in 2004, he was Vice President and Chief Financial Officer of Lee Food Service, Inc.

     Rocky D. Wardrip, Assistant Treasurer of the Company since 1990, has been associated with the Company since 1978 in various capacities within accounting and treasury operations.

     Mark V. Shoen has served as a Director of the Company from 1990 until February 1997. He has served as a Director of U-Haul from 1990 until November 1997 and as President, Phoenix Operations, from 1994 to present.

     John C. Taylor, Director of U-Haul since 1990, has been associated with the Company since 1981. He is presently an Executive Vice President of U-Haul.

     Ronald C. Frank has been associated with the Company since 1959. He is presently Executive Vice President of U-Haul Field Operations.

     Mark A. Haydukovich has served as President of Oxford Life Insurance Company (“Oxford”) since June 1997. From 1980 to 1997 he served as Vice President of Oxford.

     Carlos Vizcarra has served as President of Amerco Real Estate Company since September 2000. He began his previous position as Vice President/Storage Product Group for U-Haul in 1988.

     Richard M. Amoroso has served as President of Republic Western Insurance Company (“RepWest”) since August 2000. He was Assistant General Counsel of U-Haul from 1993 until February 2000. He served as Assistant General Counsel of ON Semiconductor Corporation from February to August 2000.

     Edward J., Mark V., and James P. Shoen are brothers. William E. Carty is the uncle of Edward J. and Mark V. Shoen. M. Frank Lyons was married to William E. Carty’s sister and the aunt of Edward J. and Mark V. Shoen until her death in 1992.

     Reference is made to “Emergence from Chapter 11.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     AMERCO has engaged in related party transactions, and has continuing related party interests, with certain major stockholders, directors and officers of the consolidated group. Management believes that the transactions described below and in the related notes were consummated on terms equivalent to those that would prevail in arm’s-length transactions.

     During fiscal 2004, AMERCO purchased $121,608 of refinishing supplies from Space Age Auto Paint Store Inc. E.J. Shoen, a major stockholder, officer and director of AMERCO, owns Space Age Auto Paint Store Inc.

     Samuel J. Shoen, the son of Edward J. Shoen, is employed by U-Haul as project group supervisor. Mr. Shoen was paid an aggregate salary and bonus of $86,532 for his services during the fiscal year 2004.

     James P. Shoen, the brother of Edward J. Shoen and Mark V. Shoen, is Vice President of AMERCO Business Consultants, a subsidiary of the Company. Mr. Shoen was paid an aggregate of $228,003 for his services during the fiscal year 2004.

     During fiscal 2004 a subsidiary of the Company held various senior and junior unsecured notes of SAC Holdings. Substantially all of the equity interest of SAC Holdings is controlled by Mark V. Shoen, a significant shareholder and executive officer of the Company. The Company does not have an equity ownership interest in SAC Holdings, except for minority investments made by RepWest and Oxford in a SAC Holdings-controlled limited partnership which holds Canadian self-storage properties. The senior unsecured notes of SAC Holdings that the Company holds rank equal in right of payment with the notes of certain senior mortgage holders, but junior to the extent of the collateral securing the applicable mortgages and junior to the extent of the cash flow waterfalls that favor the senior mortgage holders. Interest on the notes accrue at rates varying from 7.5% to 9.0%. The Company received cash interest payments of $26.5 million from SAC Holdings during fiscal year 2004. The notes receivable balance outstanding at March 31, 2004 was, in the aggregate, $203.8 million. The largest aggregate amount outstanding during the fiscal year ended March 31, 2004 was $403.5 million.

     Interest accrues on the outstanding principal balance of junior notes of SAC Holdings that the Company holds at a stated rate of basic interest. A fixed portion of that basic interest is paid on a monthly basis.

     Additional interest is paid on the same payment date based on the amount of remaining basic interest and the cash flow generated by the underlying property. This amount is referred to as the “cash flow-based calculation.”

     In the event that this cash flow-based calculation exceeds the amount of remaining basic interest, contingent interest is paid on the same monthly date as the fixed portion of basic interest. To the extent that the cash flow-based calculation is less than the amount of remaining basic interest, the additional interest payable on the applicable monthly date is limited to the amount of that cash flow-based calculation. In such a case, the excess of the remaining basic interest over the cash flow-based calculation is deferred and all amounts so deferred bear interest until maturity of the junior note. In addition, subject to certain contingencies, the junior notes provide that the holder of the note is entitled to receive payments upon, among other things, the sale of such property by SAC Holdings. This is called Capital Proceeds Contingent Interest. As of March 31, 2004 interest on the notes accrues interest at rates ranging from 7.5% to 9.0%.

     The Company currently manages the self-storage properties owned by SAC Holdings pursuant to a standard form of management agreement with each SAC Holdings subsidiary, under which the Company receives a management fee equal to 6% of the gross receipts. The Company received management fees of $12.7 million during fiscal year 2004. This management fee is consistent with the fees received for other properties the Company manages for third parties.

     In April 2004, the Company entered into arrangements to manage properties leased by Mercury Partners, L.P. (“Mercury”). Mercury is controlled by Mark V. Shoen. The property management agreement we entered into with Mercury will pay U-Haul a fee equal to 4% of the gross self-storage revenues generated by the properties, plus a bonus of up to 6% of the gross self-storage rental revenues based on specified performance levels.

     RepWest and Oxford currently hold a 46% limited partnership interest in Securespace Limited Partnership (“Securespace”), a Nevada limited partnership. A SAC Holdings subsidiary serves as the general partner of Securespace and owns a 1% interest. Another SAC Holdings subsidiary owns the remaining 53% limited partnership interest in Securespace. Securespace was formed by SAC Holdings to be the owner of various Canadian self-storage properties.

     During fiscal year 2004, the Company leased space for marketing company offices, vehicle repair shops and hitch installation centers owned by subsidiaries of SAC Holdings. Total lease payments pursuant to such leases were $2.6 million, during fiscal year 2004. The terms of the leases are similar to the terms of leases for other properties owned by unrelated parties that are leased to the Company.

     At March 31, 2004, subsidiaries of SAC Holdings acted as U-Haul independent dealers. The financial and other terms of the dealership contracts with subsidiaries of SAC Holdings are substantially identical to the terms of those with the Company’s other independent dealers. During fiscal 2004, the Company paid subsidiaries of SAC Holdings $29.1 million in commissions pursuant to such dealership contracts.

     SAC Holdings was established in order to acquire self-storage properties which are being managed by the Company pursuant to management agreements. The sale of self-storage properties by the Company to SAC Holdings has in the past provided significant cash flows to the Company and the Company’s outstanding loans to SAC Holdings entitle the Company to participate in SAC Holdings’ excess cash flows (after senior debt service). However, in connection with SAC Holdings’ issuance of the New SAC Holdings Notes to AMERCO’s creditors in AMERCO’s Chapter 11 proceeding, certain SAC Holdings notes payable to the Company were satisfied thereby extinguishing the “cash flow-based calculation.”

     Management believes that its sales of self-storage properties to SAC Holdings over the past several years provided a unique structure for the Company to earn rental revenues at the SAC Holdings self-storage properties that the Company manages and participate in SAC Holdings’ excess cash flows as described above.

     No real estate transactions with SAC Holdings that involve the Company or any of its subsidiaries are expected in the foreseeable future.

EMERGENCE FROM CHAPTER 11

     On June 20, 2003, AMERCO filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Amerco Real Estate Company also filed a voluntary petition for relief under Chapter 11 on August 13, 2003. The other subsidiaries of AMERCO were not included in either of the filings. On March 15, 2004, we emerged from Chapter 11 (less than nine months from our petition date) with full payment to our creditors while preserving the interests of our stockholders.

DERIVATIVE ACTION

     The disclosure in this section is required by the federal securities laws because the plaintiff, Paul F. Shoen, is the brother of one or more directors, officers and 5% stockholders.

     On September 24, 2002, Paul F. Shoen filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Paul F. Shoen vs. SAC Holding Corporation et al, CV02-05602, seeking damages and equitable relief on behalf of the Company from SAC Holdings and certain current and former members of the Company’s Board of Directors, including Edward J. Shoen, Mark V. Shoen and James P. Shoen as defendants. The Company is named a nominal defendant for purposes of the derivative action. The complaint alleges breach of fiduciary duty, self-dealing, usurpation of corporate opportunities, wrongful interference with prospective economic advantage and unjust enrichment and seeks the unwinding of sales of self-storage properties by subsidiaries of the Company to SAC Holdings over the last several years. The complaint seeks a declaration that such transfers are void as well as unspecified damages. On October 28, 2002, the Company, the Shoen directors, the non-Shoen directors and SAC Holdings filed Motions to Dismiss the complaint. In addition, on October 28, 2002, Ron Belec filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Ron Belec vs. William E. Carty, et al, CV 02-06331 and on January 16, 2003, M.S. Management Company, Inc. filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned M.S. Management Company, Inc. vs. William E. Carty, et. al, CV 03-00386. Two additional derivative suits also were filed against these parties. These additional suits are substantially similar to the Paul F. Shoen derivative action. The five suits assert virtually identical claims. In fact, three of the five plaintiffs are parties who are working closely together and chose to file the same claims multiple times. The court consolidated all five complaints before dismissing them on May 28, 2003. Plaintiffs have filed a notice of appeal. These lawsuits falsely alleged that the Company’s Board lacked independence. In reaching its decision to dismiss these claims, the court determined that the Company’s Board of Directors had the requisite level of independence required in order to have these claims resolved by the Board.

SHAREHOLDER PROPOSAL

     The Company has been advised that one of its stockholders intends to present a proposal at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us. We take no responsibility for them.

     The name, address and stock ownership of the proponent will be furnished by the Company promptly upon receiving an oral or written request to the Company’s Secretary.

     Resolved: Shareholders of AMERCO (the “Company”) urge the Board of Directors (the “Board”) to adopt a policy of nominating independent directors who, if elected by the shareholders, would constitute two-thirds of the Board. For purposes of this proposal, the term “Independent Director” shall mean a director who:

•	has not been employed by the Company in an executive capacity;

•	is not affiliated with a company that is, an advisor or consultant to the Company, or a significant customer or supplier of the Company;

•	has no personal service contract(s) with the Company or the Company’s senior management;

•	is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

•	within the last five years, has not had any business relationship with the Company that the Company has been required to disclose under the Securities and Exchange Commission disclosure regulations;

•	is not employed by a public company at which an executive officer of the Company serves as a director;

•	has not had a relationship of the sort described above with any affiliate of the Company; and

•	is not a member of the family of any person described above.

     Supporting Statement: This proposal seeks to establish a level of independence that we believe will promote clear and objective decision-making in the best interest of all shareholders. The above resolution is based on a definition of director independence that was developed by the Council of Institutional Investors, an organization of more than

130 pension funds with over $2 trillion in assets. The Council of Institutional Investors believes that “an independent director is someone whose only nontrivial professional, familial or financial connection to the corporation, its chairman, CEO or any other executive officer is his or her directorship.”

     In our opinion, fewer than half of the Company’s directors meet the proposed standard of independence. Five of AMERCO’s eight directors (two of whom are related) are current or former executives of the Company or its predecessors and a sixth served in national field operations for the Company.

     Leading business organizations such as the National Association of Corporate Directors’ Blue Ribbon Commission on Director Professionalism have supported requiring a substantial majority of independent directors. According to the Business Roundtable’s Principles of Corporate Governance, “a substantial majority of directors of the board of a publicly owned corporation should be independent of management.” The Conference Board’s Commission on Public Trust and Private Enterprise states: “Boards must be composed of qualified individuals, a substantial majority of whom are free from disqualifying conflicts of interest.”

     For these reasons, please vote FOR this proposal.

     Board Recommendation: The Board of Directors is making no recommendation regarding this proposal.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     BDO Seidman, LLP served as our principal independent accountants for the fiscal years ended March 31, 2003 and 2004 and the Audit Committee has selected BDO Seidman, LLP to audit AMERCO’s financial statements for fiscal 2005. We expect that representatives of BDO Seidman, LLP will not be present at the Meeting. The following table shows the fees that AMERCO and its consolidated entities paid or accrued for the audit and other services provided by BDO Seidman, LLP for fiscal years 2004 and 2003.

	March 31,
	2004	2003
	(In thousands)
Audit fees	$2,500	$4,190
Audit-related fees	70	35
Tax fees	105	230
All other fees	77	330

Total	$2,752	$4,785

     Audit Fees. This category includes the audit of AMERCO’s annual financial statements, review of financial statements included in AMERCO’s Form 10-Q quarterly reports, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters. Fiscal year 2003 includes the cost of re-auditing all consolidated entities for the fiscal years ended March 31, 2002 and 2001.

     Audit-Related Fees. This category consists of assurance and related services provided by BDO Seidman, LLP that are reasonably related to the performance of the audit or review of AMERCO’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits and other accounting consulting.

     Tax Fees. This category consists of professional services rendered by BDO Seidman, LLP, primarily in connection with AMERCO’s tax compliance activities, including the preparation of tax returns in certain jurisdictions and technical tax advice related to the preparation of tax returns.

     All Other Fees. This category consists of fees for other miscellaneous items. This includes fees associated with various litigation and regulatory inquiries occurring during the current and prior fiscal years.

     Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the independent accountants. All 2004 non-audit services listed above were pre-approved. The Audit Committee has determined that the provision of services by BDO described in the preceding paragraphs were compatible with maintaining BDO’s independence as the Company’s principal accountant.

     On July 17, 2002, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors. On August 8, 2002, the Company engaged BDO as the Company’s independent auditing firm.

     On July 23, 2002, the Company disclosed the following:

•	That the reports of PwC on the financial statements of the Company for the fiscal years ended March 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

•	That the decision to dismiss PwC was recommended by the Company’s audit committee and authorized by the Board of Directors of the Company.

•	That for the Company’s fiscal years ended March 31, 2002 and 2001 and through July 17, 2002, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused it to make reference to the subject matter of the disagreements in its report.

•	That for the Company’s fiscal years ended March 31, 2002 and 2001 and through July 17, 2002, there had occurred none of the “reportable events” listed in Item 304 (a)(1)(v)(A-D) of Regulation S-K.

•	That PwC indicated to the Company that material weaknesses exist in certain aspects of the Company’s internal controls that were noted during PwC’s audits of the Company’s financial statements for the fiscal years ended March 31, 2001 and 2002.

•	That PwC recommended examination and augmentation, as appropriate, of certain aspects of the Company’s internal control procedures, including the following: (1) Responsibility for each general ledger account should be assigned to an appropriate person, reconciliations (particularly with respect to intercompany accounts with SAC Holdings, inventory, and fixed assets) should be performed on a monthly basis, and the financial reporting manager should ensure that all accounts with variances at month-end are investigated and corrected within an appropriate timeframe; (2) The internal control structure and monitoring process of management should be strengthened to help detect misstated account balances on a timely basis. Corrections of items should be made on a timely basis, as well, to ensure proper quarterly and annual reporting; (3) Access to the general ledger should be limited to a few select individuals, with the appropriate level of authority, who do not possess incompatible job responsibilities. Further, journal entries should be reviewed and approved to ensure that each adjustment is supported by appropriate documentation and that each entry has been reflected on the subsidiary ledger, if applicable; (4) Controls relating to inventory costing, including LIFO reserve calculations, manufacturing and overhead costs, and retention of records should be improved; and (5) Position vacancies should be filled in a timely manner with competent personnel. Documentation of job responsibilities, processes, etc. should be prepared to ensure efficient and accurate knowledge transfer. In addition, cross training of employees and functions should occur to strengthen the control environment and to minimize disruptions in the event of employee turnover.

•	That the Audit Committee had discussed these matters with PwC and the Company had begun addressing these matters.

•	That the Company had authorized PwC to respond fully to any inquiries concerning these matters from the auditor selected to replace PwC.

•	That the Company had received a letter from PwC stating that PwC agreed with the statements reported above.

     Subsequently, the Report of Independent Accountants on the financial statements of the Company for the year ended March 31, 2002 issued by PwC on January 6, 2003 included a going concern explanatory paragraph. Such explanatory paragraph expressed substantial doubt about the Company’s ability to continue as a going concern due, in part, to AMERCO’s default (either directly or indirectly as a result of cross-default) of approximately $1,175.4 million in current obligations.

     On May 7, 2003 PwC notified the Company that the report referred to in the preceding paragraph, that is dual dated September 23, 2002, except notes 1, 21, and 22, which are dated January 6, 2003, should no longer be associated with the financial statements (a) of AMERCO and its subsidiaries, SAC Holding Corporation and its subsidiaries, and SAC Holding Corporation II and its subsidiaries at March 31, 2002, and the results of their operations and their cash flows for the year then ended and (b) of AMERCO and its subsidiaries and SAC Holding Corporation and its subsidiaries at March 31, 2001, and the results of their operations and their cash flows for each of the two years in the period ended March 31, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, the Company believes that during fiscal 2004, all Section 16(a) filing requirements applicable to its directors, officers and 10% stockholders were complied with.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     For inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting of Stockholders, a proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the Securities and Exchange Commission and received by the Secretary of AMERCO, c/o U-Haul International, Inc., 2721 North Central Avenue, Phoenix, Arizona 85004, on or before April 25, 2005. Proposals to be presented at the 2005 Annual Meeting of Stockholders that are not intended for inclusion in the proxy statement and form of proxy must be submitted by that date and in accordance with the applicable provisions of the Company’s By-Laws, a copy of which is available upon written request, delivered to the Secretary of AMERCO at the address in the preceding sentence. The Company suggests that proponents submit their proposals to the Secretary of AMERCO by Certified Mail-Return Receipt Requested.

OTHER MATTERS

     A copy of the Company’s Annual Report for the fiscal year ended March 31, 2004 is enclosed with this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation material.

THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER OF RECORD ON THE RECORD DATE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2004, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS FOR THIS INFORMATION SHOULD BE DIRECTED TO: MANAGER, FINANCIAL REPORTING, U-HAUL INTERNATIONAL, INC., P.O. BOX 21502, PHOENIX, ARIZONA 85036-1502.

EXHIBIT A

AMERCO 2004 ANNUAL MEETING OF STOCKHOLDERS

September 24, 2004

Reno, Nevada

MEETING PROCEDURES

     In fairness to all stockholders attending the 2004 Annual Meeting, and in the interest of an orderly meeting, we ask you to honor the following:

     A. Admission to the meeting is limited to stockholders of record or their proxies. Stockholders of record voting by proxy will not be admitted to the meeting unless their proxies are revoked, in which case the holders of the revoked proxies will not be permitted to attend the meeting. The meeting will not be open to the public. The media will not be given access to the meeting through the proxy process.

     B. Cameras and recording devices of all kinds (including stenographic) are prohibited in the meeting room.

     C. After calling the meeting to order, the Chairman will require the registration of all stockholders intending to vote in person, and the filing of all proxies with the teller. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. (Bylaws, Article II, Section 9)

     D. The Chairman of the meeting has absolute authority to determine the order of business to be conducted at the meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question-and-answer, portions thereof). (Bylaws, Article II, Section 9)

     E. When an item is before the meeting for consideration, questions and comments are to be confined to that item only.

     F. Pursuant to Article II, Section 5 of the Company’s Bylaws, only such business (including director nominations) as shall have been properly brought before the meeting shall be conducted.

     Pursuant to the Company’s Bylaws, in order to be properly brought before the meeting, such business must have either been (1) specified in the written notice of the meeting given to stockholders on the record date for such meeting by or at the direction of the Board of Directors, (2) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (3) specified in a written notice given by or on behalf of a stockholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements.

          (a) Such notice must have been delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary no later than June 3, 2004.

          (b) Such notice must have set forth:

               (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting,

               (ii) the name and address of the person proposing to bring such business before the meeting,

               (iii) the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting,

               (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”), and the written consent of each such nominee to serve if elected,

               (v) any material interest of such stockholder in the specified business,

               (vi) whether or not such stockholder is a member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and

               (vii) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

     No business shall be brought before any meeting of the Company’s stockholders otherwise than as provided in this Section. The Chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

     G. At the appropriate time, any stockholder who wishes to address the meeting should do so only upon being recognized by the Chairman of the meeting. After such recognition, please state your name, whether you are a stockholder or a proxy for a stockholder, and, if you are a proxy, name the stockholder you represent. All matters should be concisely presented.

     H. A person otherwise entitled to attend the meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages in disorderly conduct impeding the proper conduct of the meeting against the interests of all stockholders as a group. (Bylaws, Article II, Section 6)

     I. If there are any questions remaining after the meeting is adjourned, please take them up with the representatives of the Company at the Secretary’s desk. Also, any matters of a personal nature that concern you as a stockholder should be referred to these representatives after the meeting.

     J. The views, constructive comments and criticisms from stockholders are welcome. However, it is requested that no matter be brought up that is irrelevant to the business of the Company.

     K. It is requested that common courtesy be observed at all times.

     Our objective is to encourage open communication and the free expression of ideas, and to conduct an informative and meaningful meeting in a fair and orderly manner. Your cooperation will be sincerely appreciated.

EXHIBIT B

AMERCO AUDIT COMMITTEE CHARTER

I. PURPOSE

     The audit committee is established by and among the Board of Directors of AMERCO (the “Company”) for the primary purpose of assisting the Board in:

•	Overseeing the integrity of the Company’s financial statements;

•	Overseeing the independent auditor’s qualifications and independence;

•	Overseeing the performance of the Company’s independent auditor; and

•	Overseeing the Company’s systems of disclosure controls and procedures and internal controls over financial reporting.

     Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures, and practices at all levels. The Audit Committee should also provide for open communication among the independent auditor, financial and senior management, the internal audit department, and the Board of Directors.

     The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, and other advisors as deemed appropriate to perform its duties and responsibilities.

     The Company will provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor, to any advisors that the Audit Committee chooses to engage, and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this charter.

II. COMPOSITION AND MEETINGS

     The Audit Committee will comprise three or more directors as determined by the Board. Each Audit Committee member will be a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. All Audit Committee members must be independent, including being free of disallowed compensation agreements under all other applicable rules and regulations.

     All members of the Audit Committee must comply with all financial literacy requirements of Nasdaq. The Board will determine whether at least one member of the committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC. The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs, including those conducted by the Company or outside consultants.

     The members of the Audit Committee will be elected by the Board to serve until their successors are elected.

III. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee will:

Documents/Reports/Accounting Information Review

     1. Review this charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments.

     2. Review and discuss with management and the independent auditor the Company’s annual financial statements, quarterly financial statement (prior to the Company’s 10-Q filings or release of earnings) and all internal controls reports (or summaries thereof).

     3. Review other relevant reports or financial information submitted by the Company to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditor (or summaries thereof).

     4. Recommend to the Board whether the financial statements should be included in the annual report on Form 10-K.

     5. Review the regular internal reports to management (or summaries thereof) prepared by the internal auditing department, as well as management’s response.

Independent Auditor

     1. Appoint, compensate, retain, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work.

     2. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant.

     3. Oversee the resolution of disagreements between management and the independent auditor if they arise.

     4. Consider whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence.

     5. Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 84 and SAS No. 90.

     6. Review the independent auditor’s attestation and report on management’s internal control report, and hold timely discussions with the independent auditor regarding the following:

•	critical accounting policies and practices;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other important written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.

     7. At least annually, obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation conducted by governmental or professional authorities during the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	the matters set forth in Independence Standards Board Standard No. 1.

     This report should be used to evaluate the independent auditor’s qualifications, performance, and independence. Further, the Audit Committee will review the experience and qualifications of the lead partner and other senior members of the independent audit team each year and determine that all partner rotation requirements as promulgated by applicable rules and regulations are executed.

     8. Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the full Board take, appropriate actions to oversee the independence of the outside auditor.

     9. Review and pre-approve (which may be pursuant to pre-approval policies and procedures) both audit and nonaudit services to be provided by the independent auditor. The authority to grant pre-approvals may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting. Approval of nonaudit services will be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

Financial Reporting Processes, Accounting Policies, and Internal Control Structure

     1. In consultation with the independent auditor and the internal audit department review the integrity of the Company’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls and procedures and internal control over financial reporting).

     2. Receive and review any disclosure from the Company’s CEO or CFO made in connection with the certification of the Company’s quarterly and annual reports filed with the SEC of: a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

     3. In conjunction with the Independent Governance Committee, review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K.

     4. Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

     5. Establish procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

     Review activities, organizational structure, and qualifications of the internal audit department.

Other Responsibilities

     1. Review with the independent auditor, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices have been implemented.

     2. Prepare the report that the SEC requires be included in the company’s annual proxy statement.

     3. Perform any other activities consistent with this charter the Company’s bylaws, and governing law, as the Board deems necessary or appropriate.

Please mark your vote as indicated in this example.	☒

FOR ALL NOMINEES
	(listed below except	WITHHOLD AUTHORITY
	as marked to the	(to vote for all nominees
	contrary below)	listed below)
1. ELECTION OF DIRECTORS:	☐	☐
(Instructions: To withhold authority to vote for
any individual nominee, strike line through the
nominee’s name below.)

CLASS II   (term expires 2008)   01) Edward J. Shoen
CLASS II   (term expires 2008)   02) M. Frank Lyons

This proxy, when properly executed, will be voted as specified above. If no specific directions are given, this proxy will be voted for the nominees listed above, and, with respect to such other business as may properly come before the meeting, in accordance with the discretion of the appointed proxy. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature(s)_______________________________________________________________Dated _____________________

Please sign exactly as your name appears. Joint owners should both sign, Fiduciaries, attorneys, corporate officers, etc., should state their capacities.

▲ FOLD AND DETACH HERE ▲

PROXY

AMERCO®

ANNUAL MEETING DATE:

September 24, 2004

THIS PROXY SOLICITED ON BEHALF OF
THE COMPANY’S BOARD OF DIRECTORS

John M. Dodds is hereby appointed proxy, with full power of substitution, to vote all shares of stock which I am (we are) entitled to vote at the AMERCO 2004 Annual Meeting of Stockholders, and at any adjournament thereof.

▲ FOLD AND DETACH HERE ▲